FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth Amendment"), dated as of June 22, 2012, is between BLACKWATER NEW ORLEANS, L.L.C. (the "Borrower") and JPMORGAN CHASE BANK, N.A. (the "Bank"), as follows:

RECITALS

A. Borrower and Bank have executed a Credit Agreement dated as of December 23, 2008, a letter agreement dated April 21, 2009, a First Amendment to Credit Agreement dated February 12, 2010, an Amendment to Credit Agreement dated as of June 22, 2010, a Third Amendment to Credit Agreement dated as of September 29, 2010, and a Fourth Amendment to Credit Agreement dated as of October 29, 2010 (collectively, the "Credit Agreement") relating to a term loan in the original principal amount of $4,695,456.03.

B. The Borrower has requested an additional $2,300,000 non-revolving line of credit and term loan to finance the construction of new storage tanks at the Westwego terminal and for modifications at the Salisbury terminal. The Bank is willing to do so on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of their mutual covenants and undertakings, the parties hereto agree as follows:

1. Section 1.2 (Credit Facilities) of the Credit Agreement is hereby amended to read as follows:

1.2 **Loans**. The Bank has heretofore made a $4,695,456.03 term loan to the Borrower to finance the purchase certain real estate and improvements and a portion of the construction of tanks and a dock on the same property. The Bank agrees to make a $2,300,000 non-revolving line of credit and term loan available to the Borrower to finance the construction of additional tanks at the Westwego terminal and for modifications at the Salisbury terminal; advances on this loan will be made monthly upon the Bank's receipt of a request for advance, copies of any draw requests and copies of invoices related to the work to be completed.

2. This Fifth Amendment shall become effective upon receipt by the Bank of the following:

(i) A fully executed copy of this Fifth Amendment.

(ii) A fully executed Line of Credit and Term Note in the principal amount of $2,300,000.

(iii) A guaranty agreement executed by Blackwater Midstream Corp., guaranteeing all of the indebtedness of the Borrower to the Bank.

(iv) A fully executed First Amendment to Collateral Mortgage, Assignment of Leases and Rents and Security Agreement and Allonge to Collateral Mortgage Note, increasing the principal amount thereof from $7,000,000 to $20,000,000.

(v) Endorsement to title insurance policy insuring the instrument described in clause (iv) above and increasing the policy amount to $8,019,016.

(vi) Payment of all fees of the Bank and its counsel incurred in connection herewith.

3. This Fifth Amendment may be executed in two or more counterparts, and all counterparts taken together shall constitute one and the same instrument.

4. Except as otherwise specifically amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.

BORROWER: BLACKWATER NEW ORLEANS, L.L.C.

By: Blackwater Midstream Corp., Manager

By: ______________________
Name: Dale Chatagnier
Title: Secretary

BANK: JPMORGAN CHASE BANK, N.A.

By: ______________________
Name: William C Richard
Title: Officer